Exhibit 99.1

FIRST AMENDMENT TO THE AMENDED AND RESTATED
OPERATING AGREEMENT OF
LAKE AREA CORN PROCESSORS, LLC

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED OPERATING AGREEMENT OF LAKE AREA CORN PROCESSORS, LLC (the “Company”) is made and entered into effective as of the 15th day of March 2007 (the “Effective Date”), pursuant to Section 14.11 of the Operating Agreement, which requires approval of amendments by a Supermajority of the Board of Managers.

Section 4.1(b) is amended as follows:

The third sentence of Section 4.1(b) is amended to replace the word “Trimester” with “Quarter,” so that such sentence shall read as follows:  “Dispositions of Capital Units, and the resulting admission of new members, if applicable, are effective as of the first day of the Quarter immediately following the Quarter in which such matters are approved by the Board of Managers.”

Section 4.1(b) is further amended to add the following sentence after the third sentence of the Section:  “For purposes of this Section, ‘Quarter’ refers to the three month periods beginning January 1, April 1, July 1 and October 1, or such other dates as the Board of Managers shall determine in its sole discretion.”

CERTIFICATION

I certify that the above amendment was duly adopted by the Board of Managers of Lake Area Corn Processors, LLC in accordance with the provisions of the Company’s Operating Agreement.

By:	/s/ Randall L. Hansen
Secretary, Lake Area Corn Processors, LLC